EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Xeriant, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), Keith Duffy, Chief Executive Officer and Chief Accounting Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2023	By:	/s/ Brian Carey
Brian Carey
Chief Financial Officer (Principal Financial Officer)